UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2001

eRoomSystem Technologies, Inc.

(Exact name of Registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-31037	87-0540713

(Commission File Number)	(IRS Employee Identification No.)

390 North 3050 East, St. George, Utah	84790

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 316-3070

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.            OTHER EVENTS

             On August 28, 2001, Stephen M. Nelson tendered his resignation as President and Chief Operating Officer to the Board of Directors (the “Board”) of eRoomSystem Technologies, Inc., a Nevada corporation (the “Company”), in order to pursue other opportunities.  The Board accepted the resignation of Mr. Nelson and, by written consent of the Board, elected David S. Harkness as President of the Company.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: September 6, 2001	By:	/s/ Gregory L. Hrncir

Gregory L. Hrncir Vice President of Business Development, General Counsel and Secretary